                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          National Dentex Corporation
                (Name of Registrant as Specified In Its Charter)

                          National Dentex Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                          NATIONAL DENTEX CORPORATION

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

               TO BE HELD ON TUESDAY, APRIL 6, 1999 AT 10:00 A.M.

TO ALL STOCKHOLDERS OF NATIONAL DENTEX CORPORATION:

     Notice is hereby given that the 1999 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation (the "Company") will be held at The Sky Restaurant, 120 Boston Post Road, Sudbury, Massachusetts, on Tuesday, April 6, 1999 at 10:00 a.m. for the following purposes:

     1. To fix the number of directors of the Company at six and to elect such number of directors for the ensuing year and until their respective successors are chosen and qualified;

     2. To consider and act upon the matter of ratifying the selection of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 1999; and

     3. To consider and act upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on February 16, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND, THE COMPANY REQUESTS THAT YOU FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                            By Order of the Board of Directors

                                            DONALD H. SIEGEL, Clerk

Dated: March 5, 1999                                        526 Boston Post Road
                                                    Wayland, Massachusetts 01778

                          NATIONAL DENTEX CORPORATION
                              526 Boston Post Road
                          Wayland, Massachusetts 01778

                         ------------------------------

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to the stockholders of National Dentex Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Tuesday, April 6, 1999 at The Sky Restaurant, 120 Boston Post Road, Sudbury, Massachusetts, at 10:00 a.m., and any adjournments or postponements thereof (the "Meeting"). The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, directors or regular employees of the Company by telephone or other verbal communications. The Company may also request banks, brokers and their custodians, nominees and fiduciaries to solicit customers of theirs for shares of the Company registered in the name of a nominee. The cost of solicitation will be borne by the Company.

     All proxies delivered pursuant to this solicitation are revocable at the option of the person executing the same by filing a notice of such revocation with the Clerk of the Company at any time before the voting of such proxy, or by voting in person at the Meeting. Unless previously revoked, proxies so delivered will be voted at the Meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such stockholder, the proxy will be voted as recommended by the directors.

     This Proxy Statement, the related form of proxy and the Company's Annual Report for the fiscal year ended December 31, 1998 are being mailed together on or about March 5, 1999 to stockholders entitled to notice of and to vote at the Meeting.

                    VOTING SECURITIES AND OWNERSHIP THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on February 16, 1999 are entitled to receive notice of and to vote at the Meeting. The transfer books will not be closed. As of the close of business on February 16, 1999, there were outstanding and entitled to vote 3,532,031 shares of Common Stock, $.01 par value per share (the "Common Stock"). Each share is entitled to one vote.

OWNERSHIP OF VOTING SECURITIES

     The following table sets forth certain information as of February 16, 1999 with respect to the beneficial ownership of the Company's Common Stock by all stockholders known by the Company, based on information provided to the Company by the stockholders, to be beneficial owners of more than 5% of the Company's Common Stock, and the beneficial ownership of shares of Common Stock by directors and nominees for directors, by certain of the Company's executive officers and by all directors and officers of the Company as a group.

                                                         AMOUNT AND NATURE OF
                                                         BENEFICIAL OWNERSHIP        PERCENTAGE OF
                   NAME AND ADDRESS                           (NUMBER OF              OUTSTANDING
                 OF BENEFICIAL OWNERS                         SHARES)(1)               SHARES(1)
                 --------------------                    ---------------------   ---------------------
William M. Mullahy(2)*+................................          168,288                  4.8%
David V. Harkins*......................................           28,000                  0.8%
Jack R. Crosby(3)*.....................................            5,589                  0.2%
William H. McClurg*....................................            7,321                  0.2%
Norman F. Strate*......................................            1,285                 0.04%
David L. Brown(4)*+....................................           19,331                  0.6%
Eloy V. Sepulveda(5)+..................................           15,973                  0.5%
Donald E. Merz(6)+.....................................           12,087                  0.3%
Thomas E. Gildersleeve(7)+.............................           29,499                  0.8%

Wasatch Advisors, Inc..................................        1,183,199                 33.5%
  150 Social Hall Avenue
  Salt Lake City, UT 84111

Goldman Sachs Group, L.P...............................          419,200                 11.9%
  85 Broad Street
  New York, NY 10004

Dalton, Greiner, Hartman, Maher & Co...................          224,600                  6.4%
  1100 Fifth Avenue South
  Suite 301
  Naples, FL 34102

Robert Fleming, Inc....................................          183,600                  5.3%
  320 Park Avenue
  11th Floor
  New York, NY 10022

All executive officers and directors as a group (13
  persons)(8)..........................................          339,087                  9.4%

---------------
  * Director or nominee for director of the Company. Such person's address is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

  + Executive Officer. Such person's address is c/o National Dentex Corporation,
    526 Boston Post Road, Wayland, MA 01778.

(1) Unless otherwise indicated, each of the persons named on the table has sole voting and investment power with respect to the shares set forth opposite such person's name. With respect to each person or group, percentages are calculated based on the number of shares outstanding plus shares which may be acquired by such person or group within 60 days of February 16, 1999 pursuant to the exercise of outstanding options, warrants or conversion privileges. Information with respect to beneficial ownership is based upon information furnished by such stockholder.

(2) Mr. Mullahy holds options issued by the Company for 20,000 shares, of which 6,666 are exercisable within 60 days of February 16, 1999.

(3) Includes 5,589 shares held by Rust Capital, Ltd. Mr. Crosby is the President of Rust Capital, Ltd. and under certain circumstances, he could be deemed to be indirectly a beneficial owner of the shares of

    Common Stock held by Rust Capital, Ltd; however, Mr. Crosby disclaims beneficial ownership of such shares.

(4) Mr. Brown holds options issued by the Company for 17,000 shares, of which 7,000 are exercisable within 60 days of February 16, 1999.

(5) Mr. Sepulveda holds options issued by the Company for 15,000 shares, of which 8,000 are exercisable within 60 days of February 16, 1999.

(6) Mr. Merz holds options issued by the Company for 14,500 shares, of which 5,833 are exercisable within 60 days of February 16, 1999. His holdings also include 233 shares held by his son, as to which Mr. Merz disclaims beneficial ownership.

(7) Mr. Gildersleeve holds options issued by the Company for 40,000 shares, of which 27,999 are exercisable within 60 days of February 16, 1999.

(8) Certain officers, other than the executive officers named in the table, hold options issued by the Company for 39,500 shares, of which 17,832 are exercisable within 60 days of February 16, 1999.

                                 PROPOSAL NO. 1
                        NUMBER AND ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" FIXING THE NUMBER OF DIRECTORS AT SIX AND FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW.

NUMBER OF AND NOMINEES FOR DIRECTORS

     It is the intention of the persons named as proxies to vote the proxies, unless authority to vote is specifically withheld, to fix the number of directors at six and to elect as directors the nominees listed below to serve as such until the next annual meeting of stockholders and until their respective successors are chosen and qualified. With the exception of Mr. Brown, all of the nominees were elected directors by the stockholders at the Company's Special Meeting in Lieu of Annual Meeting of Stockholders in 1998. Mr. Brown joined the Board of Directors in 1998 and is being nominated for election by the stockholders for the first time this year. It is believed that each nominee will be able and willing to serve during the ensuing year. If any one or more of them should be unable or choose not to serve, the persons named as proxies may either vote to fix the number of directors at such lesser number as will equal the number of nominees able and willing to serve, or vote in favor of such other person or persons as the Board of Directors at that time recommends.

     The names and ages of the proposed nominees for directors, their principal occupations during the past five years, any other directorships held by such person in any company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any company registered as an investment company under the Investment Company Act of 1940, as amended, and the year in which they first became directors of the Company, are as follows:

                                                                                            DIRECTOR
                    NAME                       AGE                   OFFICE                  SINCE
                    ----                       ---                   ------                 --------
William M. Mullahy...........................  63     Chief Executive Officer and Director    1982
David V. Harkins.............................  58     Chairman of the Board and Director      1982
Jack R. Crosby...............................  72     Director                                1992
William H. McClurg...........................  62     Director                                1994
Norman F. Strate.............................  58     Director                                1997
David L. Brown...............................  58     President and Director                  1998

     Mr. Mullahy was a founder of the Company and has served as a director and Chief Executive Officer since its inception. In addition, Mr. Mullahy served as President of the Company from its inception until December, 1998, when he stepped down as President for personal health reasons. From 1963 to 1979, Mr. Mullahy held a number of management positions with Warner-Lambert Corporation and was President of the World-Wide Medical Electronics Group. From 1979 to 1984, Mr. Mullahy acted as an independent consultant for corporations in turn-around situations, including North American Biologicals, Inc. and First Alert, Inc. He has more than 20 years of sales and management experience in the health care and dental industry.

     Mr. Harkins was a founder of the Company and has served as Chairman of the Board and as a director since its inception. Mr. Harkins is a Senior Managing Director of Thomas H. Lee Company, a private equity investment firm. Mr. Harkins is currently a director of Cott Corporation, Fisher Scientific Corp., Freedom Securities Corporation, Metris Companies, Inc. and Syratech Corporation.

     Mr. Crosby is Chairman of The Rust Group, a private investment partnership headquartered in Austin, Texas. Mr. Crosby serves as a director of several public and privately held companies, including DSI Toys, Inc. and CinemaStar Luxury Theaters, Inc. Mr. Crosby has been a director of the Company since 1992.

     Mr. McClurg has been President of Load Controls, Inc., since 1984. Load Controls, Inc. manufactures and sells electric motor power sensors and load controls. Mr. McClurg has been a director of the Company since 1994.

     Mr. Strate was Chief Executive Officer of J.F. Jelenko & Co., a supplier of dental products to dental labs, from 1986 until it was acquired by Heraeus, GmbH in 1996. He is a partner in The Strate Group, a merger and acquisitions firm. He also serves on the Board of Fellows of the Harvard School of Dental Medicine. Mr. Strate joined the Board of Directors of the Company in 1997.

     Mr. Brown has been Vice President-Finance and Chief Financial Officer of the Company since October 1984 and Treasurer since 1991. He was appointed President and a director of the Company in December, 1998. Mr. Brown served as International Controller for Charles River Breeding Laboratories for a brief period in 1984, prior to joining the Company. From 1967 to 1983 he held a number of financial positions with William Underwood Company, where he was Corporate Controller from 1979 to 1983.

     A quorum being present, the affirmative vote of the holders of a plurality of the shares of Common Stock voting in person or by proxy at the Meeting is required to elect each director. Thus, abstentions or broker non-votes, if any, will not be included in the totals and will have no effect on the outcome of the vote.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     As permitted by the By-Laws of the Company, the Board has established standing Executive, Compensation and Audit Committees. The Company does not have a standing nominating committee or a committee performing similar functions.

     The Executive Committee has been empowered, in the absence of a meeting of the full Board of Directors, to approve the terms of any acquisition by the Company of dental laboratories or other businesses, the purchase price of which shall not exceed $1,000,000.

     The role of the Compensation Committee is described in detail below under "Executive Compensation -- Report of Compensation Committee on Executive Compensation."

     The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the year subject to approval by the stockholders of the Company, reviews the annual financial statements of the Company and any recommended changes or modifications in control procedures and accounting practices and policies, monitors with management and the auditors the Company's system of internal controls and its accounting and reporting practices, reviews compliance with the conflict-of-interest policy and other policies of the Company, and reviews the capital structure of the Company.

     The Executive Committee, of which Messrs. Harkins, McClurg and Brown are members, met once during the Company's last fiscal year. The Compensation Committee, of which Messrs. Harkins, Crosby, McClurg and Strate are members, met four times during the Company's last fiscal year. The Audit Committee, of which Messrs. Harkins, Crosby, McClurg and Strate are members, met twice during the Company's last fiscal year.

     During the fiscal year ended December 31, 1998, the Board of Directors met four times. All of the Directors attended 100% of the meetings of the Board of Directors and all of the committee meetings of which they were members, except for Mr. Mullahy, who attended three of the four meetings of the Board of Directors.

     Any stockholder wishing to make a recommendation of a candidate for election as a Company director should submit it to the President of the Company.

     No director or executive officer is related by blood, marriage or adoption to any other director or executive officer of the Company.

COMPENSATION OF DIRECTORS

     "Non-affiliated" directors are entitled to receive $12,000 annually in compensation and at their election can take such compensation in cash or Common Stock of the Company. Mr. McClurg and Mr. Strate are non-affiliated directors for these purposes. "Affiliated" directors (Messrs. Crosby, Harkins, Mullahy and Brown) do not receive any fee or remuneration for services as a member of the Board of Directors or of any committee of the Board of Directors. Affiliated and non-affiliated directors are reimbursed for expenses incurred in connection with their services.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") has prepared the following report on executive compensation:

     The Committee is composed of four directors who are not employees of the Company. The Committee recommends to the Board the key goals and objectives for the Chief Executive Officer; recommends compensation for the Chief Executive Officer and outside Directors; reviews and recommends to the Board compensation plans submitted by the Chief Executive Officer for all executive officers; ensures that compensation and benefits are at levels which enable the Company to attract, retain and motivate high-quality employees; considers, reviews and recommends to the Board the modification, amendment and establishment of compensation plans and policies; and, upon recommendation of management, reviews and recommends to the Board the number of shares, price per share, conditions and duration for stock issuances under the Company's Long Term Incentive Plan and other stock plans.

     The Committee has attempted to design the components of the compensation program to meet the Company's pay philosophy. Base salaries, the fixed regular periodic component of pay, are conservatively pegged to what the Committee subjectively believes to be competitive with the average level of base salaries paid to executives holding positions entailing similar responsibilities in organizations of similar size. Factors considered in determining the appropriate salary grade for each particular officer include level of responsibility, prior experience and accomplishments and relative importance of the job in terms of achieving corporate objectives. Annual bonuses, which are directly linked to the short-term financial performance of both the operating dental laboratories and the Company as a whole, are designed to provide better than competitive pay only for better than competitive financial performance. Finally, the compensation program includes equity-based plans which reward executives for delivering long-term value to the Company's stockholders. The Long Term Incentive Plan and the Employees' Stock Purchase Plan provide rewards to executives and other employees only to the extent that the stockholders similarly benefit.

     The goals of the Company's compensation program are to:

        - Reward executives for long-term strategic management and the enhancement of stockholder value through appropriate equity ownership in the Company.

        - Integrate compensation programs with both the Company's annual and longer-term strategic planning and measurement processes.

        - Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance.

        - Attract and retain key executives critical to the long-term success of the Company.

     The Company has established cash incentive plans which reward dental laboratory management and other designated key employees who directly influence the financial performance of an individual dental laboratory, reward key executives based upon the Company's achievement of corporate earning targets, expressed in terms of pre-tax income, as compared to the Company's budget for each year, and reward group managers based upon the achievement of earnings with each group manager's group of dental laboratories.

     The Committee's goal is to use compensation policies to closely align the interests of management, including attainment of certain short-term performance goals, with the interests of the Company's stockholders in building long-term value. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Company's compensation program and to take into account factors which are unique to the Company.

     With respect to Mr. Mullahy, the Company's Chief Executive Officer, the Committee continued to hold Mr. Mullahy's 1998 salary constant, as it had for several years, based upon the Committee's subjective judgment that this level of base compensation was appropriate given the Company's continued steady growth. In addition, Mr. Mullahy participated in the Company's cash Executive Incentive Compensation Plan. His bonus award under this plan was based solely upon the Company's level of achievement as compared to its budgeted fiscal year pretax profit.

     With respect to the other executive officers named in the compensation tables below, the Committee reviewed and recommended approval by the Board of the cash compensation proposals made for such officers by Mr. Mullahy as Chief Executive Officer and Mr. Brown as President. These included bonuses based on the same short-term performance factors taken into account in determining Mr. Mullahy's cash bonus award. As a long-term incentive, the Committee also approved Mr. Brown's recommendation of incentive stock option grants to purchase between 3,000 and 6,000 shares of Common Stock to each of the named officers.

                                            Jack R. Crosby
                                            David V. Harkins
                                            William H. McClurg
                                            Norman F. Strate

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment and change of control severance agreements with William M. Mullahy, David L. Brown and Richard F. Becker (the "Agreements"). The Company's employment agreements with Messrs. Mullahy, Brown and Becker, which automatically renewed on April 1, 1998, provide for annual base salaries which may be increased at the discretion of the Board of Directors.

     The Agreements also provide for participation in the Company's Executive Incentive Compensation Plan, reimbursement of expenses, and the same benefits offered to the Company's executives generally. The Agreements provide for automatic renewal for one-year terms until termination by the Company or by the employee.

     The Agreements provide that each may receive severance benefits equal to two times their respective base salaries in effect immediately prior to the date of termination plus two times the average amount of the bonus payable for the two fiscal years ending on or immediately prior to the date of termination in the event that the executive is terminated by the Company without cause or the executive terminates his employment agreement for certain specified reasons.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

     The following graph compares the Company's cumulative total stockholder return on its Common Stock during the five fiscal years ended December 31, 1998 with the cumulative total return of the Nasdaq Industrial Index and a peer group index described more fully below.

                   COMPARISON OF CUMULATIVE TOTAL RETURN (1)
  AMONG THE COMPANY ("NADX"), NASDAQ INDUSTRIAL INDEX AND PEER GROUP INDEX (2)

                                                          NADX                       NASDAQ                       PEERS
                                                          ----                       ------                       -----
12-31-93                                                 100.00                      100.00                      100.00
12-31-94                                                 105.56                       93.54                       80.06
12-31-95                                                 272.22                      119.71                      103.13
12-31-96                                                 223.61                      137.70                      117.11
12-31-97                                                 244.44                      151.52                      117.44
12-31-98                                                 186.11                      161.85                      107.68

(1) Assumes $100 invested on December 31, 1993 in the Company's Common Stock, the Nasdaq Industrial Index and the Peer Group Index, including reinvestment of any dividends paid on the investment.

(2) The Peer Group Index consists of Dentsply International, Inc. and Patterson Dental Company. The Company believes that the companies included in the Peer Group Index represent the publicly traded companies within the dental services industry.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the executive officers of the Company, their ages, the positions and offices held by each such person, and the year each such person first served as an executive officer of the Company:

                                                                                      FIRST YEAR
                                                                                         AS AN
         NAME            AGE          EXECUTIVE POSITIONS AND OFFICES HELD         EXECUTIVE OFFICER
         ----            ---          ------------------------------------         -----------------
William M. Mullahy       63    Chief Executive Officer and Director                   1982

David L. Brown           58    President, Treasurer, Chief Financial Officer,         1984
                                 Assistant Clerk and Director

Donald E. Merz           60    Senior Vice President                                  1987

Thomas E. Gildersleeve   29    Vice President, Business Development and Chief         1996
                                 Operating Officer

Richard F. Becker, Jr.   46    Vice President-Finance and Assistant Treasurer         1990

Richard G. Mariacher     54    Vice President-Technical Services                      1982

Arthur B. Champagne      58    Group Vice President                                   1986

James F. Dodd, III       59    Group Vice President                                   1993

Eloy V. Sepulveda        63    Group Vice President                                   1994

---------------

     The following is a brief account of the background of each executive officer of the Company, with the exception of Messrs. Mullahy and Brown, whose backgrounds are summarized on page 4 above.

     Mr. Merz has been in the dental laboratory industry for over 35 years with the Company or its predecessors. He has been a Vice President of the Company since 1987. In 1998, Mr. Merz became Senior Vice President and a member of the Management Committee of the Company.

     Mr. Gildersleeve has been employed by the Company since 1995 and has served as Vice President, Business Development since 1996 and Chief Operating Officer since 1998. Mr. Gildersleeve also serves on the Management Committee of the Company. Prior to joining the Company, Mr. Gildersleeve served as an analyst at Sunbeam-Oster Corporation from 1992-1993. From 1993-1994, he was an associate at the Helios Group, a private investment group, and acted as an operations consultant to a number of small companies during 1994 and 1995.

     Mr. Becker served as Corporate Controller of the Company from 1984 to 1990, as Vice President and Corporate Controller from 1990 to 1996, and is currently Vice President, Finance. Prior to joining the Company, Mr. Becker held a number of financial management positions with Etonic, Inc. and Kendall Company, subsidiaries of Colgate-Palmolive, Adage Corporation, William Underwood Company and Rix Corporation.

     Mr. Mariacher has served as Vice President-Technical Services of the Company since its inception. Mr. Mariacher has been with the Company or its predecessors for over 30 years. He is the author of many technical articles, Chairman of the National Board for Certification of Dental Laboratories, Technical Editor of Laboratory Management Today, serves as Chairman of the Board of Directors of the CAL-Lab Group and is a member of the American Prosthodontic Society.

     Mr. Champagne has been a Vice President of the Company since 1986 and has operational responsibility for the Company's five dental laboratory locations in New England. Mr. Champagne has been employed by the Company or its predecessors for over 40 years.

     Mr. Dodd has been a Vice President of the Company since March 1993 and has operational responsibility for the Company's dental laboratories in Delaware and the Southeast region. He was the founder and President of Dodd Dental Laboratories, Inc. ("Dodd"), a dental laboratory, from 1963 until Dodd was acquired by the Company in February, 1992. Mr. Dodd has also served as President of the Dental Laboratory Conference (1987-1998), as President of the Delaware Dental Laboratory Association (1971-1973), as director (1988-1993), Secretary (1992-1993) and Treasurer (1991-1992) of the American Fund for Dental Health, and has served as director of the American Dental Trade Association since 1999.

     Mr. Sepulveda has been employed by the Company or its predecessors for the past 40 years. He has served as a Vice President since 1994 and has operational responsibilities for the Company's eight dental laboratories in the states of Texas, Louisiana, Oklahoma and Mississippi.

     The officers of the Company serve at the discretion of the Board of Directors.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for the past three fiscal years, information concerning the annual and long-term compensation for services rendered to the Company by those persons who were at December 31, 1998 (i) the Chief Executive Officer of the Company and (ii) the four other most highly compensated executive officers of the Company whose annual compensation during 1998 exceeded $100,000 (the "Named Executive Officers").

                                                                                     LONG TERM COMPENSATION
                                                                                    -------------------------
                                                        ANNUAL COMPENSATION         SECURITIES    ALL OTHER
               NAME AND PRINCIPAL                 -------------------------------   UNDERLYING   COMPENSATION
                    POSITION                      YEAR    SALARY($)   BONUS($)(1)   OPTIONS(#)      ($)(2)
               ------------------                 ----    ---------   -----------   ----------   ------------
William M. Mullahy..............................  1998    $175,000     $105,000           --        $4,000
  Chief Executive                                 1997     175,000      105,000       20,000         3,500
  Officer                                         1996     175,000       85,000           --         2,310

David L. Brown..................................  1998     120,000       60,000        6,000         2,500
  President, Treasurer                            1997     100,000       73,250        6,000         2,000
  and Chief Financial Officer                     1997      93,250       60,000        2,000         1,865

Donald E. Merz..................................  1998      70,000      107,455        6,000         1,750
  Senior Vice President                           1997      58,000       98,185        4,000         1,160
                                                  1996      58,000       92,168        1,500         1,160
Eloy V. Sepulveda...............................  1998      80,000       69,066        3,000         2,000
  Group Vice President                            1997      67,000       89,276        6,000         1,340
                                                  1996      67,000       92,036        2,000         1,340

Thomas E. Gildersleeve..........................  1998      85,000       50,000        6,000         2,125
  Vice President,                                 1997      61,539       60,000        4,000         1,230
  Business Development                            1996      50,000       42,000       25,000           500
  and Chief Operating Officer

---------------

(1) Paid for services rendered in 1996, 1997 or 1998 under the Corporate Executives Incentive Compensation Plan, as to Messrs. Mullahy, Brown, Merz, Sepulveda and Gildersleeve, under the Company's Laboratory Incentive Compensation Plan, as to Messrs. Merz and Sepulveda, and under the Group Managers Incentive Plan, as to Messrs. Merz and Sepulveda.

(2) Represents the Company's matching contribution for the account of the Named Executive Officer under the Company's Dollars Plus Plan, a plan qualified under sec.401(k) of the Internal Revenue Code of 1986, as amended. The matching contribution is 100% of the first 1% of salary contributed by the employee and 50% of the next 3% of salary contributed.

                             OPTION GRANTS IN 1998

     The following table shows the options granted to the Named Executive Officers during the fiscal year ended December 31, 1998. These options were granted on December 21, 1998, vest in equal portions over a three year period from date of grant and expire ten years from date of grant.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                         NUMBER OF      PERCENT OF                                    ANNUAL RATE OF
                                         SECURITIES       TOTAL                                         STOCK PRICE
                                         UNDERLYING      OPTIONS                                     APPRECIATION FOR
                                          OPTIONS       GRANTED TO     EXERCISE                      OPTION TERM $(3)
                                          GRANTED      EMPLOYEES IN     PRICE      EXPIRATION      ---------------------
                 NAME                     (#) (1)        1998 (2)       ($/SH)        DATE           5%           10%
                 ----                    ----------    ------------    --------    ----------      -------      --------
William M. Mullahy.....................       --            --             --             --           --            --
David L. Brown.........................    6,000           7.1%         15.25       12/21/08       57,540       145,800
Donald E. Merz.........................    6,000           7.1%         15.25       12/21/08       57,540       145,800
Eloy V. Sepulveda......................    3,000           3.6%         15.25       12/21/08       28,770        72,900
Thomas E. Gildersleeve.................    6,000           7.1%         15.25       12/21/08       57,540       145,800

---------------
(1) All are incentive stock options.

(2) The Company granted options to purchase a total of 83,930 shares to its employees in fiscal year 1998, including grants to executive officers.

(3) Net gains from potential stock option exercises are estimated based on assumed rates of stock price appreciation over the options' terms, as set forth in rules promulgated by the Securities and Exchange Commission, and are not intended to forecast possible future appreciation of the Common Stock. The actual net gains, if any, are dependent on the actual future performance of the Common Stock and overall stock market conditions. There can be no assurance that the assumed rates of stock price appreciation utilized in calculating the amounts reflected in these columns will be achieved.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning options exercised during 1998 and the unexercised options held as of December 31, 1998, by the Named Executive Officers.

                                                                NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                    SHARES                        OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                   ACQUIRED       VALUE              YEAR-END(#)                AT FISCAL YEAR END $(7)
                                  ON EXERCISE    REALIZED    ----------------------------    -----------------------------
              NAME                    (#)         ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
              ----                -----------    --------    -----------    -------------    -----------    --------------
William M. Mullahy..............        --            --        6,666(2)       13,334              --              --
David L. Brown..................        --            --        8,333(3)       10,667          28,000           9,000
Donald E. Merz..................        --            --        6,833(4)        9,167          24,375           9,000
Eloy V. Sepulveda...............     3,000        25,500        7,333(5)        7,667          18,000           4,500
Thomas E. Gildersleeve..........        --            --       22,999(6)       17,001          22,500           9,000

---------------
(1) The value realized upon exercise of the options is determined by multiplying the number of options exercised by the difference between the market price of the Common Stock on the date of exercise of the options and the exercise price of the options exercised.

(2) Mr. Mullahy's options were granted on October 27, 1997 at an exercise price of $20.50, and expire October 27, 2007.

(3) Mr. Brown's options were granted on February 1, 1994 (2,000 shares), April 4, 1995 (3,000 shares), April 8, 1996 (2,000 shares), October 27, 1997
    (6,000 shares) and December 21, 1998 (6,000 shares) at exercise prices of $9.50, $12.25, $19.75, $20.50 and $15.25, respectively, and expire February
    1, 1999, April 4, 2005, April 8, 2006, October 27, 2007 and December 21,
    2008, respectively.

(4) Mr. Merz's options were granted on February 1, 1994 (1,500 shares), April 4, 1995 (3,000 shares), April 8, 1996 (1,500 shares), October 27, 1997 (4,000 shares) and December 21, 1998 (6,000 shares) at exercise prices of $9.50, $12.25, $19.75, $20.50 and $15.25, respectively, and expire February 1, 1999, April 4, 2005, April 8, 2006, October 27, 2007 and December 21, 2008,
    respectively.

(5) Mr. Sepulveda's options were granted on April 4, 1995 (4,000 shares), April 8, 1996 (2,000 shares), October 27, 1997 (6,000 shares) and December 21,
    1998 (3,000 shares) at exercise prices of $12.25, $19.75, $20.50 and $15.25, respectively, and expire April 4, 2005, April 8, 2006, October 27, 2007 and December 21, 2008, respectively.

(6) Mr. Gildersleeve's options were granted on April 4, 1995 (5,000 shares), April 8, 1996 (15,000 shares), December 10, 1996 (10,000 shares), October 27, 1997 (4,000 shares) and December 21, 1998 (6,000 shares) at exercise prices of $12.25, $19.75, $18.50, $20.50 and $15.25, respectively, and expire April 4, 2005, April 8, 2006, December 10, 2006, October 27, 2007 and December 21, 2008, respectively.

(7) The value of unexercised in-the-money options at the end of fiscal year 1998 is determined by multiplying the number of options held by the difference between the market price of the Common Stock underlying the options on December 31, 1998 ($16.75 per share) and the exercise price of the options granted.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on a review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that Section 16 Reports were not required, the Company believes that all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to 1998 have been complied with on a timely basis, except that a Form 4 for Arthur B. Champagne, a Group Vice President, disclosing the sale of 500 shares of Common Stock, was filed late.

                                 PROPOSAL NO. 2
                             SELECTION OF AUDITORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS.

     The Board of Directors has selected Arthur Andersen LLP to act as auditors for the Company's current fiscal year. A quorum being present, the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on the appointment of the auditors shall be required for approval. Thus, abstentions or broker non-votes, if any, will not be included in the totals and will have no effect on the outcome of the vote.

     In the event the appointment of Arthur Andersen LLP as independent auditors for fiscal year 1999 is not approved by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year 1999 will be permitted to stand unless the Board finds other good reason for making a change.

     A representative of Arthur Andersen LLP will be present at the Meeting and will be provided the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the stockholders.

     The Company's consolidated financial statements for the fiscal year ended December 31, 1998, were audited and reported upon by Arthur Andersen LLP. In connection with that audit, Arthur Andersen LLP also reviewed the Company's Annual Report, quarterly financial statements, and the Company's filings with the Securities and Exchange Commission and consulted with management as to the financial statement implications of matters under consideration.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the Meeting. If any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. The Board of Directors knows of no matter to be acted upon at the Meeting that would give rise to appraisal rights for dissenting stockholders.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for action at the Company's 2000 Annual Meeting of Stockholders must submit the proposal in writing so as to be received by the Company at its principal executive offices no later than November 6, 1999.

              YOUR VOTE IS IMPORTANT TO US, WHETHER YOU OWN FEW OR
                 MANY SHARES. PLEASE FILL IN, DATE AND SIGN THE
                   ENCLOSED PROXY CARD AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                          NATIONAL DENTEX CORPORATION

            PROXY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                        OF SHAREHOLDERS ON APRIL 6, 1999
            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned having received the Notice of Special Meeting in Lieu of Annual Meeting of Shareholders, Proxy Statement and the Annual Report of National Dentex Corporation (the "Company"), hereby appoint(s) William M. Mullahy, David
V. Harkins, and David L. Brown, or any one of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Shareholders of the Company to be held at The Sky Restaurant, 120 Boston Post Road, Sudbury, Massachusetts 01776 at 10:00 a.m. on Tuesday, April 6, 1999 and at any adjournment or postponement thereof, and thereat to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote (a) upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting, and (b) with respect to the selection of Directors in the event of any unforeseen emergency.

Attention of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.


-------------------------------------------------------------------------------
            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

________________________________            ___________________________________

________________________________            ___________________________________

________________________________            ___________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

===========================   1. Proposal to fix the
NATIONAL DENTEX CORPORATION      number of directors
===========================      at six and to elect
                                 the following persons
                                 as directors:

                                 David L. Brown,       For all   With-   For All
                                 Jack R. Crosby,       Nominees   hold    Except
                                 David V. Harkins,       [_]      [_]      [_]
                                 William H. McClurg,
                                 William M. Mullahy,
                                 AND Norman F. Strate

                                 To withhold authority to vote for any
                                 individual nominee, mark the "For All Except" box and strike a line through the name(s) of the nominees in the list above.

RECORD DATE SHARES:
                              2. Proposal to approve the   For  Against  Abstain
                                 appointment of Arthur     [_]    [_]      [_]
                                 Andersen LLP as auditors

                              3. In their discretion on any other matters as
                                 may properly come before the meeting or at any adjournment or postponement thereof.

                                 Mark box at right if an address change or [_] comment has been noted on the reverse side of this card.

                                                  ------------------------------
Please be sure to sign and date this Proxy.       Date:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Shareholder sign here                             Co-owner sign here

DETACH CARD                                                          DETACH CARD

                          NATIONAL DENTEX CORPORATION

     Dear Shareholder,

     Please take note of the important information enclosed with this proxy card. This is your opportunity to vote on important matters related to the management and operation of your Company. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your proxy card must be received prior to the Special Meeting in Lieu of Annual Meeting of Shareholders, which is scheduled to be held on April 6, 1999.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,

     NATIONAL DENTEX CORPORATION